Contacts:
Justin Renz	.
Senior Vice President, CFO
CombinatoRx, Incorporated
617-301-7575
JRenz@combinatorx.com

Gina Nugent
857-753-6562
gnugent@combinatorx.com

COMBINATORX ANNOUNCES DATE OF ITS 2010 ANNUAL MEETING OF STOCKHOLDERS

CAMBRIDGE, Mass. – June 4, 2010 - CombinatoRx, Incorporated (NASDAQ: CRXX) today announced that it currently plans to hold its 2010 Annual Meeting of Stockholders on September 8, 2010 at 8:30 a.m. Eastern Time, at its offices located at 245 First Street, Third Floor, Cambridge, Massachusetts 02142. Stockholders of record as of July 12, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting of Stockholders.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) develops novel drug candidates with a focus on the treatment of pain and inflammation. The company applies its combination drug discovery capabilities and its selective ion-channel modulation platform to generate innovative therapeutics. To learn more about CombinatoRx, please visit www.combinatorx.com.

(c) 2010 CombinatoRx, Incorporated. All rights reserved. -End-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com